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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of C-Cube Microsystems Inc. on Form S-1MEF of our reports dated January 20, 2000 (February 10, 2000 as to Note 17) on the consolidated financial statements of C-Cube Microsystems Inc. appearing in Amendment No. 2 of Registration Statement No. 333-31896 of C-Cube Microsystems Inc. on Form S-1 dated March 22, 2000 and to the reference to us under the heading "Experts" in such Form S-1.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
San Jose, California
May 22, 2000